 Exhibit 10.04

AMENDED AND RESTATED
EASTMAN DIRECTORS’ DEFERRED COMPENSATION PLAN

(Effective as of August 4, 2011)

EASTMAN CHEMICAL COMPANY

 Exhibit 10.04

AMENDED AND RESTATED
EASTMAN DIRECTORS’ DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

Section                           TitlePage

Preamble	96

Section 1.	Definitions	96

Section 2.	Deferral Of Compensation.	100

Section 3.	Deferral Elections.	100

Section 4.	Hypothetical Investments	100

Section 5.	Deferrals And Crediting Amounts To Accounts	101

Section 6.	Deferral Period	101

Section 7.	Investment In The Stock Account And Transfers Between Accounts	101

Section 8.	Payment Of Deferred Compensation	103

Section 9.	Payment Of Deferred Compensation After Death	104

Section 10.	Acceleration Of Payment In Certain Circumstances	104

Section 11.	Participant’s Rights Unsecured.	105

Section 12.	No Right To Continued Service	105

Section 13.	Statement Of Account	105

Section 14.	Deductions.	105

Section 15.	Administration	105

Section 16.	Amendment	106

Section 17.	Change In Control	106

Section 18.	Governing Law	107

Section 19.	Successors And Assigns	107

Section 20.	Compliance With Sec Regulations	107

Section 21.	Compliance With Section 409A	107

 Exhibit 10.04

AMENDED AND RESTATED
EASTMAN DIRECTORS’ DEFERRED COMPENSATION PLAN

Preamble.  This Amended and Restated Eastman Directors’ Deferred Compensation Plan is an unfunded, non-qualified deferred compensation arrangement for non-employee members of the Board of Directors of Eastman Chemical Company (the “Company”). Under this Plan, each Eligible Director is annually given an opportunity to elect to defer payment of part of his or her compensation for serving as a non-employee director. This Plan originally was adopted effective January 1, 1994, was amended and restated effective as of December 1, 1994, as of May 2, 1996, October 10, 1996, and August 1, 2007 and was further amended and restated effective as of December 31, 2008 in order to comply with Code Section 409A and guidance issued thereunder.

Section 1.                       Definitions.

Section 1.1                                 “Account” means the Interest Account or the Stock Account.  If applicable, the Interest Account and the Stock Account are each further sub-divided into a Grandfathered Account and a Non-Grandfathered Account, as well as separate Class Year accounts.

Section 1.2                                 “Board” means the Board of Directors of the Company.

Section 1.3                                 “Board Termination Date” has the meaning described in Section 8.3(a).

Section 1.4                                 “Change in Control” shall have the meaning specified below.

(a)
For all purposes other than Section 17.3, the term “Change in Control” means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been previously reported”) in response to Item l(a) of a Current Report on Form 8-K, as in effect on December 31, 2001, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred at such time as:

(i)  any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan(s) sponsored by the Company or any subsidiary of the Company, is or has become the “beneficial owner,” as defined in Rule l3d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than 75% of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

(ii) individuals who constitute the Board on January 1, 2002 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that: any person becoming a director subsequent to January 1, 2002 whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

 Exhibit 10.04

(iii) upon approval by the Company’s shareowners of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or

(iv) upon approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a subsidiary of the Company.

(b)	For purposes of Section 17.3 only, a “Change in Control” shall be deemed to have occurred at such time as:

(i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan(s) sponsored by the Company or any subsidiary of the Company, becomes or has become the “beneficial owner,” as defined in Rule l3d-3 under the Exchange Act, directly or indirectly, of more than 50% of the total fair market value or the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, 50% or more of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

(ii) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan(s) sponsored by the Company or any subsidiary of the Company, becomes (or has become during the 12-consecutive-month period ending on the date of the most recent acquisition or acquisitions by such person) the “beneficial owner,” as defined in Rule l3d-3 under the Exchange Act, directly or indirectly, of 30% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than 70% of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

(iii) individuals who constitute the Board on January 1, 2002 (the “Incumbent Board”) are replaced during a 12-consecutive-month period such that the Incumbent Board is no longer a majority of the Board, provided that: any person becoming a director subsequent to January 1, 2002 whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(iv) there occurs a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, 50% or more of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors.

 Exhibit 10.04

Notwithstanding anything in this Plan to the contrary, no event or series of events will be deemed to constitute a “Change in Control” for purposes of this subsection (b) unless both (i) the event or series of events constitutes a “change in control event” as defined under Section 409A and the Final 409A Regulations and (ii) the event or series of events would have constituted a Change in Control as defined under the Plan as in effect immediately prior to this amendment and restatement of the Plan.

Section 1.5                                 “Class Year” means each calendar year.   Notwithstanding the foregoing, the “2004 Class Year” includes all amounts deferred into this Plan in 2004 and in any calendar years prior to 2004, plus any earnings accruing to the Participant’s 2004 Class Year.

Section 1.6                                 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.7                                 “Common Stock” means the $.01 par value common stock of the Company.

Section 1.8                                 “Company” means Eastman Chemical Company.

Section 1.9                                 “Compensation Group” shall mean the Company’s internal organization responsible for the administration of the payment of benefits under this Plan.

Section 1.10                                 “Deferrable Amount” means an amount equal to the sum of the Eligible Director’s cash compensation, including retainer, meeting fees, and any other compensation otherwise payable in cash plus any non-elective deferrals contributed to this Plan by the Company on behalf of an Eligible Director.

Section 1.11                                 “Eligible Director” means a member of the Board who is not an employee of the Company or any subsidiary of the Company.

Section 1.12                                 “Employee Service Center” means the Company’s internal organization responsible for processing transactions and providing general information for Participants under this Plan.

Section 1.13                                 “Enrollment Period” means the period designated by the Compensation Group or the Nominating and Corporate Governance Committee each year; provided however, that such period shall end on or before December 31 of the Class Year immediately prior to the Class Year to which the Enrollment Period relates.

Section 1.14                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 1.15                                 “Final 409A Regulations” means final Treasury Regulations promulgated under Code Section 409A.

Section 1.16                                 “Grandfathered Account” means the value of the Interest Account and Stock Account of each Participant on December 31, 2004, including (i) any amounts the Participant is entitled to receive during 2004 that have not be credited to a Participant’s Interest Account or Stock Account as of December 31, 2004, and (ii) any earnings accruing to the Participant’s Grandfathered Account.  For purposes of this Plan, no portion of a Participant’s Grandfathered Account shall be subject to Code Section 409A.  For purposes of this Plan, the “Non-Grandfathered Account” shall equal the value of the Participant’s Interest Account and Stock Account on the Participant’s Board Termination Date, minus the amount of the Participant’s Grandfathered Account.  The Non-Grandfathered Account shall be subject to Code Section 409A.

Section 1.17                                 “Hardship” means an emergency event beyond the Participant’s control which would cause the Participant severe financial hardship if the payment of amounts from his or her Interest Account or Stock Account were not approved.  Any distribution for Hardship shall be limited to distributions from the Participant’s Grandfathered Account.

 Exhibit 10.04

Section 1.18                                 “Initial Enrollment Period” means, for an Eligible Director who is newly elected or appointed to serve as an Eligible Director, the period ending no later than thirty (30) days after the date on which such Eligible Director was elected or appointed, and beginning on such earlier date as may be established by the Compensation Group.   An Eligible Director who is re-elected or re-appointed to the Board after a period of not having been a member of the Board may enroll during the Initial Enrollment Period only if he or she was not eligible to participate in this Plan at any time during the twenty-four (24) month period prior to his re-election or re-appointment.

Section 1.19                                 “Interest Account” means the account established by the Company for each Participant for compensation deferred pursuant to this Plan and which shall bear interest as described in Section 4.1 below. The maintenance of individual Interest Accounts is for bookkeeping purposes only.  If applicable, each Interest Account shall be further sub-divided into a Grandfathered Account and Non-Grandfathered Account.

Section 1.20                                 “Interest Rate” means the monthly average of bank prime lending rates (as reported by financial information reporting services), such average to be determined as of the last day of each month and credited daily in accordance with procedures established by the Compensation Group.

Section 1.21                                 “Market Value” means the closing price of the shares of Common Stock on the New York Stock Exchange on the day on which such value is to be determined or, if no such shares were traded on such day, said closing price on the next business day on which such shares are traded; provided, however, that if at any relevant time the shares of Common Stock are not traded on the New York Stock Exchange, then “Market Value” shall be determined by reference to the closing price of the shares of Common Stock on another national securities exchange, if applicable, or if the shares are not traded on an exchange but are traded in the over-the-counter market, by reference to the last sale price or the closing “asked” price of the shares in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or other national quotation service.

Section 1.22                                 “Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Board.

Section 1.23                                 “Plan” means this amended and restated Eastman Directors’ Deferred Compensation Plan.

Section 1.24                                 “Participant” means an Eligible Director who elects for one or more Class Years to defer compensation pursuant to this Plan or who has non-elective deferrals contributed to his Account by the Company.

Section 1.25                                 “Section 16 Insider” means a Participant who is, with respect to the Company, subject to the reporting requirements of Section 16 of the Exchange Act.

Section 1.26                                 “Stock Account” means the account established by the Company for each Participant, the performance of which shall be measured by reference to the Market Value of Common Stock. The maintenance of individual Stock Accounts is for bookkeeping purposes only.  If applicable, each Stock Account shall be further sub-divided into a Grandfathered Account and Non-Grandfathered Account.

Section 1.27                                 “Unforeseeable Emergency” means severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary or a dependent (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B), loss of the Participant’s property due to casualty (including the need to rebuild a home not otherwise covered by insurance), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  Except as otherwise provided herein, the purchase of a home and the payment of college tuition are not unforeseeable emergencies.  Any distribution for an Unforeseeable Emergency shall be limited to amounts in a Participant’s Non-Grandfathered Account.

 Exhibit 10.04

Section 1.28                                 “Valuation Date” means each business day.

Section 2.                       Deferral of Compensation. An Eligible Director may elect to defer receipt of all or any portion of his or her Deferrable Amount to his or her Interest Account and/or Stock Account within such Eligible Director’s Account for the applicable Class Year. If, after the start of a Class Year, an Eligible Director terminates service on the Board or otherwise ceases to be an Eligible Director, any previous Class Year deferral election and distribution election relating to any Deferrable Amount for such Class Year shall remain in effect for any such Deferrable Amount payable with respect to such Class Year.

Section 3.                       Deferral Elections.

Section 3.1                                 General.  An Eligible Director who wishes to defer compensation must irrevocably elect to do so during the applicable Enrollment Period. The Enrollment Period shall end prior to the first day of the service year with respect to the applicable Deferrable Amount.  The “service year” is the Eligible Director’s taxable year in which the services related to the Deferrable Amount will be performed by the Eligible Director.  Elections shall be made annually for each Class Year. An election made during an Enrollment Period shall become irrevocable on the date the Enrollment Period ends.

Section 3.2                                 Elections During the Initial Enrollment Period. Notwithstanding the foregoing, in the first Class Year in which a person becomes an Eligible Director by reason of being appointed or elected to the Board, the Eligible Director may elect to defer receipt of all or any portion of his or her Deferrable Amount earned on and after the last day of the Initial Enrollment Period for services performed as a Director, provided that such deferral election is made no later than the last day of the Initial Enrollment Period and that the following conditions are met:

(a)           where the Deferrable Amount will be earned over a specified performance period that began prior to the last day of the Initial Election Period, the amount deferred is limited to an amount equal to the amount payable for the performance period multiplied by the ratio of the number of days remaining in the performance period after the last day of the Initial Enrollment Period over the total number of days in the performance period, and

(b)           in the case of a re-elected or re-appointed Eligible Director, the Eligible Director has not been eligible to participate in the Plan (or any plan required to be aggregated with the Plan under the Final 409A Regulations) at any time during the twenty-four month period prior to his or her re-election or re-appointment.

A deferral election made during an Initial Enrollment Period shall become irrevocable at the time it is made.

Section 4.                       Hypothetical Investments.

Section 4.1                                 Interest Account. Amounts in a Participant’s Interest Account are hypothetically invested in an interest bearing account which bears interest computed at the Interest Rate.

Section 4.2                                 Stock Account.  Amounts in a Participant’s Stock Account are hypothetically invested in units of Common Stock. Amounts deferred into a Stock Account are recorded as units of Common Stock, and fractions thereof, with one unit equating to a single share of Common Stock. Thus, the value of one unit shall be the Market Value of a single share of Common Stock. The use of units is merely a bookkeeping convenience; the units are not actual shares of Common Stock. The Company will not reserve or otherwise set aside any Common Stock for or to any Stock Account.

 Exhibit 10.04

Section 5.                       Deferrals and Crediting Amounts to Accounts.

Section 5.1                                 Manner of Electing Deferral. An Eligible Director may elect to defer compensation for each Class Year by completing the deferral election process established by the Compensation Group.   For each Class Year, each Eligible Director shall elect, in the manner specified by the Compensation Group: (i) the amount of Deferrable Amount to be deferred; (ii) the portion of the deferral to be credited to the Participant’s Interest Account and Stock Account, respectively; and (iii) the manner of payment for such Deferrable Amount (and for any Deferrable Amount that constitutes non-elective deferrals contributed to this Plan by the Company on behalf of the Eligible Director). An election to defer compensation shall be irrevocable following the end of the applicable Enrollment Period, but the portion of the deferral to be credited to the Participant’s Interest Account and Stock Account, respectively, may be reallocated by the Participant in the manner specified by the Nominating and Corporate Governance Committee or its authorized designee through and including the business day immediately preceding the date on which the deferred amount is credited to the Participant’s Accounts pursuant to Section 5.2.

Section 5.2                                 Crediting of Amounts to Accounts.  Except as otherwise provided in this Section, amounts to be deferred each Class Year shall be credited to the Participant’s Interest Account and/or Stock Account, as applicable, as of the date such amounts are otherwise payable.  In the event that the Participant has failed to make an election, amounts to be deferred each Class Year shall be credited to the Participant’s Interest Account. Notwithstanding the foregoing, each and every Deferrable Amount, when initially credited to the Participant’s Account, shall be held in a Participant’s Interest Account until the next date that dividends are paid on Common Stock (see Section 7.6 of this Plan); and on such date the Deferrable Amount that would have been initially credited to the Participant’s Stock Account but for this sentence shall be transferred, together with allocable interest thereon, to the Participant’s Stock Account, provided that such transfer shall be subject to the restrictions set forth in Section 7.2.

Section 6.                       Deferral Period.   Subject to Sections 9, 10 and 17 hereof, the compensation which a Participant elects to defer under this Plan shall be deferred until the Participant dies or ceases to serve as a member of the Board. Any such election shall be made during the applicable Enrollment Period or Initial Enrollment Period in the manner established by the Compensation Group.  The payment of a Participant’s account shall be governed by Sections 8, 9, 10 and 17, as applicable.

Section 7.                       Investment in the Stock Account and Transfers Between Accounts.

Section 7.1                                 Election Into the Stock Account. If a Participant elects to defer compensation into his or her Stock Account, his or her Stock Account shall be credited, as of the date described in Section 5.2, with that number of units of Common Stock, and fractions thereof, obtained by dividing the dollar amount to be deferred into the Stock Account by the Market Value of the Common Stock as of such date.

Section 7.2                                 Transfers Between Accounts.  Except as otherwise provided in this Section, a Participant may direct that all or any portion, designated as a whole dollar amount, of the existing balance of one of his or her Accounts be transferred to his or her other Account, effective as of (i) the date such election is made, if and only if such election is made prior to the close of trading on the New York Stock Exchange on a day on which the Common Stock is traded on the New York Stock Exchange, or (ii) if such election is made after the close of trading on the New York Stock Exchange on a given day or at any time on a day on which no sales of Common Stock are made on the New York Stock Exchange, then on the next business day on which the Common Stock is traded on the New York Stock Exchange (the date described in (i) or (ii), as applicable, is referred to hereinafter as the election’s “Effective Date”). Such election shall be made in the manner specified by the Nominating and Corporate Governance Committee or its authorized designee; provided, however, that a Participant may only elect to transfer between his or her Accounts if he or she has made no election within the previous six months to effect an “opposite way” fund-switching (i.e. transfer out versus transfer in) transfer into or out of the Stock Account or any other “opposite way” intraplan transfer or plan distribution involving a Company equity securities fund which constitutes a “Discretionary Transaction” as defined in Rule 16b-3 under the Exchange Act.

 Exhibit 10.04

In addition, and notwithstanding the foregoing, a Participant’s Deferrable Amount that is initially allocated to his or her Interest Account as provided in Section 5.2, shall be transferred, following such initial allocation, from the Participant’s Interest Account to his or her Stock Account in the manner provided in Section 5.2.

Section 7.3                                 Transfer Into the Stock Account.  If a Participant elects pursuant to Section 7.2 to transfer an amount from his or her Interest Account to his or her Stock Account, effective as of the election’s Effective Date, (i) his or her Stock Account shall be credited with that number of units of Common Stock, and fractions thereof, obtained by dividing the dollar amount elected to be transferred by the Market Value of the Common Stock on the Valuation Date immediately preceding the election’s Effective Date; and (ii) his or her Interest Account shall be reduced by the amount elected to be transferred.

Section 7.4                                 Transfer Out of the Stock Account. If a Participant elects pursuant to Section 7.2 to transfer an amount from his or her Stock Account to his or her Interest Account, effective as of the election’s Effective Date, (i) his or her Interest Account shall be credited with a dollar amount equal to the amount obtained by multiplying the number of units to be transferred by the Market Value of the Common Stock on the Valuation Date immediately preceding the election’s Effective Date; and (ii) his or her Stock Account shall be reduced by the number of units elected to be transferred.

Section 7.5                                 Dividend Equivalents.  Effective as of the payment date for each cash dividend on the Common Stock, the Stock Account of each Participant who had a balance in his or her Stock Account on the record date for such dividend shall be credited with a number of units of Common Stock, and fractions thereof, obtained by dividing (i) the aggregate dollar amount of such cash dividend payable in respect of such Participant’s Stock Account (determined by multiplying the dollar value of the dividend paid upon a single share of Common Stock by the number of units of Common Stock held in the Participant’s Stock Account on the record date for such dividend); by (ii) the Market Value of the Common Stock on the Valuation Date immediately preceding the payment date for such cash dividend.

Section 7.6                                 Stock Dividends.  Effective as of the payment date for each stock dividend on the Common Stock, additional units of Common Stock shall be credited to the Stock Account of each Participant who had a balance in his or her Stock Account on the record date for such dividend. The number of units that shall be credited to the Stock Account of such a Participant shall equal the number of shares of Common Stock, and fractions thereof, which the Participant would have received as stock dividends had he or she been the owner on the record date for such stock dividend of the number of shares of Common Stock equal to the number of units credited to his or her Stock Account on such record date.

Section 7.7                                 Recapitalization. If, as a result of a recapitalization of the Company, the outstanding shares of Common Stock shall be changed into a greater number or smaller number of shares, the number of units credited to a Participant’s Stock Account shall be appropriately adjusted on the same basis.

Section 7.8                                 Distributions.  Amounts in respect of units of Common Stock may only be distributed out of the Stock Account by transfer to the Interest Account (pursuant to Sections 7.2 and 7.4) or withdrawal from the Stock Account (pursuant to Section 8, 9, 10, or 17), and shall be distributed in cash. The number of units to be distributed from a Participant’s Stock Account shall be valued by multiplying the number of such units by the Market Value of the Common Stock as of the Valuation Date immediately preceding the date such distribution is to occur.

Section 7.9                                 Responsibility for Investment Choices.  Each Participant is solely responsible for any decision to defer compensation into his or her Stock Account and to transfer amounts to and from his or her Stock Account and accepts all investment risks entailed by such decision, including the risk of loss and a decrease in the value of the amounts he or she elects to defer into his or her Stock Account.

 Exhibit 10.04

Section 8.                       Payment of Deferred Compensation.

Section 8.1                                 Background. No payment may be made from a Participant’s Account except as provided in this Section 8 and Sections 9, 10 and 17.

Section 8.2                                 Manner of Payment. Payment of a Participant’s Account shall be made in a single lump sum or annual installments as elected by each Participant pursuant to this Section 8 for each Class Year. The maximum number of annual installments that may be elected for Class Years ending on or before December 31, 2011 is ten.  The maximum number of annual installments that may be elected for a Class Year beginning on or after January 1, 2012 is five.  If a Participant elects installments, the amount of each payment shall be equal to the value, as of the preceding Valuation Date, of the Participant’s Class Year Account, divided by the number of installments remaining to be paid.  All payments from this Plan shall be made in cash.

Section 8.3                                 Timing of Payments.

(a)
Payments shall commence in any year elected by the Participant pursuant to this Section 8, up through the tenth year following the year in which the Participant ceases to be a member of the Board for any reason, but in no event may a Participant elect to have payment commence later than the year the Participant reaches age 71.

If the Participant elected to receive his or her payment in annual installments, payments shall commence on the first business day of the month following the Participant’s termination of service with the Board (“Board Termination Date”), or as soon as administratively possible, but not later than 60 days following the Participant’s Board Termination Date, and the remaining installment payments will be paid on the anniversary of the initial payment date. For purposes of this Plan, each installment payment under an election of installment payments made for a Class Year ending on or before December 31, 2011 shall be considered to be a separate payment for purposes of the Final 409A Regulations.  For Class Years beginning on or after January 1, 2012, installment payments under an election of installment payments (or a default payment in the form of installment payments) shall be treated as a single payment for purposes of the Final 409A Regulations.

If the Participant elected to receive his or her payment in a lump sum, payment shall be made on the first business day of the month following the Participant’s Board Termination Date, or as soon as administratively possible, but not later than 60 days following the Participant’s Board Termination Date.

(b)
The timing of the distribution of a Participant’s Non-Grandfathered Account may not be accelerated, except in the event of an Unforeseeable Emergency or other permissible acceleration of distribution under the following sections of the Final 409A Regulations: Section 1.409A-3(j)(4)(iii) (conflicts of interest), (j)(4)(vii) (payment upon income inclusion under Section 409A), (j)(4)(ix) (plan terminations and liquidation), (j)(4)(xi) (payment of state, local or foreign taxes), (j)(4)(xiii) (certain offsets) and (i)(4)(xiv) (bona fide disputes).

Any change which delays the timing of the distributions or changes the form of distribution from the Participant’s Non-Grandfathered Account may only be made by a written agreement signed by the Nominating and Corporate Governance Committee and the Participant and only if the following requirements are met:

(i)	Any election to change the time and form of distribution may not take effect until at least 12 months after the date on which the election is made;

(ii)	Other than in the event of death, the first payment with respect to such election must be deferred for a period of at least five years from the date such payment would otherwise be made; and

 Exhibit 10.04

(iii)	Any election related to a payment to be made at a specified time may not be made less than 12 months prior to the date of the first scheduled payment.

The election shall be irrevocable once it is made.

Any election to change the time or form of distribution from the Participant’s Grandfathered Account may only be made by a written agreement signed by the Nominating and Corporate Governance Committee and the Participant and such change will be effective only if it is made at least 12 months before the Participant’s Board Termination Date in order to be valid.

Section 8.4                                 Default Payment Distribution Elections.  If a Participant does not have a valid election in force on the Participant’s Board Termination Date for any Class Year, then the value of his Class Year Account(s) for which a valid distribution election does not exist shall be paid in a single lump sum to the Participant on the first business day of the month following the Participant’s Board Termination Date.

Section 8.5                                 Valuation.  If a Participant elects installments, the amount of each payment shall be equal to the value, of the preceding Valuation Date, of the Participant’s Class Year Account, divided by the number of installments remaining to be paid.

Section 9.                       Payment of Deferred Compensation After Death.  If a Participant dies prior to complete payment of his or her Accounts, the balance of such Accounts, valued as of the Valuation Date immediately preceding the date payment is made, shall be paid in a single, lump-sum payment no later than ninety (90) days after the Participant’s death to: (i) the beneficiary or contingent beneficiary designated by the Participant on forms supplied by the Nominating and Corporate Governance Committee; or (ii) in the absence of a valid designation of a beneficiary or contingent beneficiary, the legal representative of the deceased Participant’s estate.

Section 10.                                 Acceleration of Payment in Certain Circumstances.

Section 10.1                                 Hardship or Unforeseeable Emergency.  Hardship distributions shall be limited to amounts in a Participant’s Grandfathered Account and distributions for an Unforeseeable Emergency shall be limited to amounts in a Participant’s Non-Grandfathered Account. Upon written approval from the Nominating and Corporate Governance Committee, a Participant may be permitted to receive all or part of his or her Accounts if the Nominating and Corporate Governance Committee determines that the Participant has suffered a Hardship or Unforeseeable Emergency.  The amount distributed may not exceed the amount necessary to satisfy the Hardship or Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Hardship or Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise by liquidation of the Participant’s assets (to the extent liquidation of such assets would not itself cause severe financial hardship). In addition, in the case of a distribution to meet an Unforeseeable Emergency, a distribution may not be made to the extent that such Unforeseeable Emergency is or may be relieved by cessation of deferrals under the Plan.

Section 10.2                                 Payment to Individuals.  Any participant in this Plan may at his or her discretion withdraw at any time all or part of that person’s Grandfathered Account balance under this Plan; provided, if this option is exercised the individual will forfeit to the Company 10% of his or her account balance, and will not be permitted to participate in this Plan for a period of 36 months from date any payment to a Participant is made under this section.

 Exhibit 10.04

Section 10.3                                 Other Accelerated Payment.  If under this Plan one-half or more of the Participants with a Grandfathered Account or one-fifth or more of the Participants with Grandfathered Accounts totaling one-half or more of the value of all benefits owed, exercise their option for immediate distribution in any consecutive six-month period this will trigger immediate payment to all Participants of all benefits owed under the terms of this Plan from the Grandfathered Accounts, immediate payout under this section will not involve reduction of the amounts paid to Participants as set forth in section 10.2.  Any individual that has been penalized in this six-month period for electing immediate withdrawal will be paid that penalty, and continuing participation will be allowed, if payout to all Participants under this section occurs.  Solely for purposes of this Section 10.3, “benefits” shall refer to amounts held in Grandfathered Accounts under this Plan.

Section 10.4                                 Section 16 Insiders.  A Participant who is a Section 16 Insider may only receive a payment from the Grandfathered Account portion of his or her Stock Account pursuant to this Section 10 if he or she has made no election within the previous six months to effect a fund-switching transfer into the Stock Account or any other “opposite way” intra-plan transfer into a Company equity securities fund which constitutes a “Discretionary Transaction” as defined in Rule 16b-3 under the Exchange Act.  If such a payment occurs while the Participant is an Eligible Director, any election to defer compensation for the year in which the Participant receives a withdrawal shall be ineffective as to compensation earned following the pay period during which the withdrawal is made and thereafter for the remainder of such Class Year and shall be ineffective as to any other compensation elected to be deferred for such Class Year.

Section 10.5                                 Pro Rata Withdrawal.  A Participant’s election to receive payment of less than all of the funds in his or her Account under this Section 10 shall be applied pro rata to all of the Participant’s sub-accounts under this Plan (i.e., to the two investment accounts under his or her Account).

Section 11.                                 Participant’s Rights Unsecured. The benefits payable under this Plan shall be paid by the Company each year out of its general assets. To the extent a Participant acquires the right to receive a payment under this Plan, such right shall be no greater than that of an unsecured general creditor of the Company. No amount payable under this Plan may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against a Participant. No Participant shall have the right to exercise any of the rights or privileges of a shareowner with respect to units credited to his or her Stock Account.

Section 12.                                 No Right to Continued Service.  Participation in this Plan shall not give any Participant any right to remain a member of the Board.

Section 13.                                 Statement of Account.  Statements will be made available no less frequently than annually to each Participant or his or her estate showing the value of the Participant’s Account.

Section 14.                                 Deductions. The Company will withhold to the extent required by law all applicable income and other taxes from amounts deferred or paid under this Plan.

Section 15.                                 Administration.

Section 15.1                                 Responsibility.  Except as expressly provided otherwise herein, the Nominating and Corporate Governance Committee shall have total and exclusive responsibility to control, operate, manage and administer this Plan in accordance with its terms.

Section 15.2                                 Authority of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to this Plan. Without limiting the generality of the preceding sentence, the Nominating and Corporate Governance Committee shall have the exclusive right: to interpret this Plan, to determine eligibility for participation in this Plan, to decide all questions concerning eligibility for and the amount of benefits payable under this Plan, to construe any ambiguous provision of this Plan, to correct any default, to supply any omission, to reconcile any inconsistency, and to decide any and all questions arising in the administration, interpretation, and application of this Plan.

 Exhibit 10.04

Section 15.3                                 Discretionary Authority.  The Nominating and Corporate Governance Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under this Plan including, without limitation, its construction of the terms of this Plan and its determination of eligibility for participation and benefits under this Plan. It is the intent that the decisions of the Nominating and Corporate Governance Committee and its action with respect to this Plan shall be final and binding upon all persons having or claiming to have any right or interest in or under this Plan and that no such decision or action shall be modified upon judicial review unless such decision or action is proven to be arbitrary or capricious.

Section 15.4                                 Delegation of Authority.  The Nominating and Corporate Governance Committee may delegate some or all of its authority under this Plan to any person or persons provided that any such delegation be in writing.  Where expressly provided for in this Plan, the authority of the Compensation Committee to manage and administer the Plan is delegated to the Compensation Group.

Section 15.5                                 Restriction on Authority of the Nominating and Corporate Governance Committee.  Under any circumstances where the Nominating and Corporate Governance Committee is authorized to make a discretionary decision concerning a payment of any type under this Plan to a member of such Committee, the member of the Committee who is to receive such payment shall take no part in the deliberations or have any voting or other power with respect to such decision.

Section 16.                                 Amendment.  The Board may suspend or terminate this Plan at any time. Notwithstanding the foregoing, payments on account of Plan termination with respect to the portion of this Plan that includes the Non-Grandfathered Accounts must comply with the requirements of Section 1.409A-3(j)(4)(ix) of the Final 409A Regulations.  In addition, the Board may, from time to time, amend this Plan in any manner without shareowner approval; provided, however, that the Board may condition any amendment on the approval of shareowners if such approval is necessary or advisable with respect to tax, securities, or other applicable laws. No amendment, modification, or termination shall, without the consent of a Participant, adversely affect such Participant’s accruals in his or her Account as of the date of such amendment, modification, or termination.

Section 17.                                 Change in Control.

Section 17.1                                 Background.  The terms of this Section 17 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and control over any other provisions of this Plan.

Section 17.2                                 Acceleration of Payment of Grandfathered Accounts.  Upon the occurrence of a Change in Control, each Participant, whether or not he or she is still a Director, shall be paid in a single, lump-sum cash payment the balance of his or her Grandfathered Account as of the Valuation Date immediately preceding the date payment is made. Such payment shall be made as soon as practicable, but in no event later than 90 days after the date of the Change in Control.

Section 17.3                                 Acceleration of Payment of Non-Grandfathered Accounts.  Upon the occurrence of a Change in Control (as defined in Section 1.4(b)), each Participant, whether or not he or she is still a Director, shall be paid in a single, lump-sum cash payment the balance of his or her Non-Grandfathered Account as of the Valuation Date immediately preceding the date payment is made. Such payment shall be made as soon as practicable, but in no event later than 90 days after the date of such Change in Control.

Section 17.4                                 Amendment On or After Change in Control.  On or after a Change in Control, no action, including, but not by way of limitation, the amendment, suspension or termination of this Plan, shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to the balance in the Participant’s Account.

 Exhibit 10.04

Section 17.5                                 Attorney Fees.  The Company shall pay all reasonable legal fees and related expenses incurred by a participant in seeking to obtain or enforce any payment, benefit or right such participant may be entitled to under this plan after a Change in Control; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.  For purposes of this Section, the legal fees and related expenses must be incurred by the Participant within 5 years of the date the Change in Control occurs.  All reimbursements must be paid to the Participant by the Company no later than the end of the tax year following the tax year in which the expense is incurred.

Section 18.                                 Governing Law.  This Plan shall be construed, governed and enforced in accordance with the law of Tennessee, except as such laws are preempted by applicable federal law.

Section 19.                                 Successors and Assigns.  This Plan shall be binding upon the successors and assigns of the parties hereto.

Section 20.                                 Compliance with SEC Regulations.  It is the Company’s intent that this Plan comply in all respects with Rule 16b-3 of the Exchange Act, and any regulations promulgated thereunder. If any provision of this Plan is found not to be in compliance with such rule, the provision shall be deemed null and void. All transactions under this Plan, including, but not by way of limitation, a Participant’s election to defer compensation under Section 7 and withdrawals in the event of Hardship or Unforeseeable Emergency under Section 10, shall be executed in accordance with the requirements of Section 16 of the Exchange Act, as amended and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Exchange Act or any amendments thereto or any successor regulation, then the Nominating and Corporate Governance Committee may make such modifications so as to conform this Plan to the Rule’s requirements.

Section 21.                                 Compliance with Section 409A.  At all times during each Class Year, this Plan shall be administered and interpreted in accordance with the requirements of Code Section 409A and the Final 409A Regulations.  In all cases, the provisions of this Section shall apply notwithstanding any contrary provision of the Plan that is not contained in this Section.